UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2022 (January 14, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed by Soluna Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 25, 2021, on October 20, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) for an aggregate financing of $15 million (the “October Financing”) with certain institutional investors (the “Investors”), Under the Notes and other Transaction Documents entered into in connection with the SPA, the Company, undertook, among other things, notify holders of the Notes of the occurrence of certain events such as changes in the names of, and jurisdictions of organization of the Company and its subsidiaries and agreed, that the failure to fulfill such undertaking, would constitute an Event of Default under the Transaction Documents. Capitalized terms used, but not defined herein, have the meanings ascribed to them in the SPA.

On December 30, 2021, Soluna MC Borrowing 2021-1 LLC (“Borrower”), an indirect wholly-owned-subsidiary of the Company entered into a Master Equipment Finance Agreement (the “Master Agreement”) with NYDIG ABL LLC (“NYDIG”) as lender, servicer and collateral agent. The Master Agreement outlined the framework for a financing up to approximately $14.4 million. Subsequently, the parties negotiated the specific terms of each equipment financing transaction as well as the terms upon which the Investors would consent to the transactions contemplated by the Master Agreement.

On January 14, 2022, Borrower borrowed loans under the Master Agreement in the aggregate principal amount of approximately $4.6 million that will bear interest at 14% and will be repaid over 24 months. As part of the transactions contemplated under the Master Agreement, (i) the Company’s indirect wholly-owned subsidiary, Soluna MC LLC, formerly EcoChain Block LLC (“Guarantor”), which is the owner of 100% of the equity interests of Borrower, executed a Guaranty Agreement in favor of NYDIG, as lender, dated as of December 30, 2021 (the “Guaranty Agreement”), (ii) Borrower has granted a lien on, and security interest, in all of its assets to NYDIG, as collateral agent, (iii) Guarantor will sell to Borrow those assets described in certain Bills of Sale (“Transferred Assets”), (iv) Borrower will purchase from NYDIG those assets described in certain Bills of Sale (the “Acquired Assets”), (v) Borrower will borrow from NYDIG the loans as forth in certain loan schedules (the “Specified Loans”), (vii) Borrower, with the Specified Loans and additional cash from the Guarantor or one of the Company’s other subsidiaries, will purchase the Transferred Assets and the Acquired Assets, in the aggregate amount of approximately $4.2 million, and (ix) Borrower has executed a Digital Asset Account Control Agreement (the “ACA Wallet Agreement”) with NYDIG, as collateral agent and secured party, and NYDIG Trust Company LLC, as custodian, dated as of December 30, 2021, as well as such other agreements related to the foregoing as mutually agreed (collectively, the “NYDIG Transactions”).

In connection with the NYDIG Transactions, on January 13, 2022, the Company entered into a Consent and Waiver Agreement, dated as of January 13, 2022 (the “Consent”), with the Investors, in connection with the SPA, pursuant to which the Investors agreed to waive any lien on, and security interest in, the Transferred Assets, provided various contingencies are fulfilled, and each Investor who acquired on the Closing Date Notes having a principal amount of not less than $3,000,000 agreed to waive its rights under Section 4.17 of the SPA to participate in Subsequent Financings with respect to the NYDIG Transactions and any additional loans under the MEFA that only finance the purchase of equipment from NYDIG, in order to consent to the NYDIG Transactions. Pursuant to the Consent, the Investors also waived the current requirement of the SPA and the other Transaction Documents (collectively, the “SPA Documents”) that the Borrower become an Additional Debtor (as defined in the Security Agreement) and execute an Additional Debtor Joinder (as defined in the Security Agreement) for so long as the Specified Loans are outstanding, and NYDIG not entering into a subordination or intercreditor agreement with respect to the Guaranty. Further, pursuant to the Consent, the Purchasers waived the right to accelerate the Maturity Date of the Notes and the right to charge a default rate of interest on such Notes, in each case, with respect to certain changes in names of, and jurisdiction of incorporation, of the Debtors (as defined in the SPA Documents), which waiver does not waive any other Event of Default (as defined in any of the SPA Documents), known or unknown, as of the date of Consent.

Promptly after the date of the Consent, the Company will issue 85,000 common stock purchase warrants to the Investor holding the largest outstanding principal amount of Notes as of the date of the Consent. Such warrants will be substantially in form similar to the Warrants issued pursuant to the SPA. Such warrants will be exercisable for three years from the date of the Consent at an exercise price per share of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to 130% of the closing price per share of the Common Stock as of the date of the Consent.

The foregoing description of the Master Agreement, ACA Wallet Agreement, Guaranty Agreement and Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement, ACA Wallet Agreement, Guaranty Agreement and Consent, copies of which are filed as exhibits herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 18, 2022, the Company issued a press release announcing the Master Agreement, ACA Wallet Agreement, Guaranty Agreement and Consent. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Master Equipment Finance Agreement, by and between Soluna MC Borrowing 2021-1 LLC and NYDIG ABL LLC, dated as of December 30, 2021
10.2	Digital Asset Account Control Agreement, by and among Soluna MC Borrowing 2021-1 LLC, NYDIG ABL LLC and NYDIG Trust Company LLC, effective as of December 30, 2021
10.3	Guaranty Agreement, by Soluna MC LLC, in favor of NYDIG ABL LLC, dated as of December 30, 2021
10.4	Consent and Waiver Agreement, dated January 13, 2022, by and among the Company and the purchasers signatory to the Securities Purchase Agreement, dated as of October 20, 2021
99.1	Press Release, dated January 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer